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                   AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                  AMENDMENT NO. 1 TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Amendment"), dated as of March 23, 2000, by and among
(i) Impax Laboratories, Inc. (f/k/a Global Pharmaceutical Corporation), a Delaware corporation (the "Company"), (ii) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. and (iii) China Development Industrial Bank, Inc., President (BVI) International Investment Holdings Ltd., Chemical Company Malaysia (Berhad), Euroc II Venture Capital Corp., Euroc III Venture Capital Corp., Multiventure Technologies, Inc. and Tai-I Electric Wire & Cable Co., Ltd.

                  WHEREAS, the Company and certain of its stockholders are parties to that certain Amended and Restated Registration Rights Agreement, dated as of December 14, 1999 (as such agreement may be amended, modified or supplemented, the "Registration Rights Agreement"; capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Registration Rights Agreement); and

                  WHEREAS, in connection with the issuance by the Company of shares of Series 2 Convertible Preferred Stock, the parties hereto wish to amend the Registration Rights Agreement pursuant to Section 11.4 of the Registration Rights Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Amendment.

         a. Section 1.1(b) of the Registration Rights Agreement is hereby amended by deleting the first nine words of the first sentence thereof and substituting therefor "On or before June 30, 2000,".

         b. Section 1.6 of the Registration Rights Agreement is hereby amended by adding the following proviso thereto:

         , except that the registration rights granted pursuant to that certain Registration Rights Agreement dated as of March 23, 2000 among the Company and the stockholders of the Company named therein shall rank pari passu with the registration rights granted herein.

         c. Section 2.3(b) of the Registration Rights Agreement is hereby amended by adding the following proviso thereto:

         , except that the registration rights granted pursuant to that certain Registration Rights Agreement dated as of March 23, 2000 among the Company and the stockholders of the Company named therein shall rank pari passu with the registration rights granted herein.



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         2. Effect on the Registration Rights Agreement. Except as expressly amended hereby, the Registration Rights Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the Registration Rights Agreement to "the Agreement" or similar terms shall be deemed references to the Registration Rights Agreement as amended hereby.

         3. Further Assurances. Each party hereto agrees to execute and deliver any and all such further instruments and documents as shall be necessary to effect the purposes of this Amendment.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                           [Signature Page to Follow]



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the date first above written.


                            IMPAX LABORATORIES, INC.


                            By: /s/ Barry R. Edwards
                                -----------------------------------------
                                Name:  Barry R. Edwards
                                Title: Co-Chief Executive Officer



                            FLEMING US DISCOVERY FUND III, L.P.

                            By: FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                                     By:      FLEMING US DISCOVERY, LLC,
                                              its general partner

                                              By: /s/ Robert L. Burr
                                                 -----------------------------
                                                 Robert L. Burr, member



                            FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                            By: FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                                     By:      FLEMING US DISCOVERY, LLC,
                                              its general partner

                                              By: /s/ Robert L. Burr
                                                 -----------------------------
                                                 Robert L. Burr, member



      [Signature Page to Amendment No. 1 to Registration Rights Agreement]




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                                       CHINA DEVELOPMENT INDUSTRIAL
                                       BANK, INC.

                                       By: /s/ Brian C. Keng
                                          -----------------------------------
                                           Name:  Brian C. Keng
                                           Title: Senior Vice President

                                       PRESIDENT (BVI) INTERNATIONAL
                                       INVESTMENT HOLDINGS LTD.

                                       By: /s/ Chang Sheng Lin
                                          -----------------------------------
                                           Name: Chang Sheng Lin
                                           Title: President

                                       CHEMICAL COMPANY MALAYSIA (BERHAD)

                                       By: /s/ Oh Kim Sun
                                          -----------------------------------
                                           Name: Oh Kim Sun
                                           Title: Director


                                       EUROC II VENTURE CAPITAL CORP.

                                       By: /s/ Kao Yu Jen
                                          -----------------------------------
                                           Name: Kao Yu Jen
                                           Title: Chairman

                                       EUROC III VENTURE CAPITAL CORP.

                                       By: /s/ Kao Yu Jen
                                          -----------------------------------
                                           Name: Kao Yu Jen
                                           Title: Chairman

                                       MULTIVENTURE TECHNOLOGIES, INC.

                                       By: /s/ James Mah
                                          -----------------------------------
                                           Name: James Mah
                                           Title: President


      [Signature Page to Amendment No. 1 to Registration Rights Agreement]




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                                      TAI-I ELECTRIC WIRE & CABLE CO., LTD.

                                      By: /s/ Hsu Ju Chun
                                         ----------------------------------
                                          Name: Hsu Ju Chun
                                          Title:




      [Signature Page to Amendment No. 1 to Registration Rights Agreement]